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                                                                  EXHIBIT 99.B11


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in Post-Effective Amendment No. 17 under the Securities Act of 1933, as amended, to the Registration Statement of the Government/REPO Portfolio, Money Market Portfolio and Short-Term Portfolio of Plan Investment Fund, Inc. ("the Fund") on Form N-1A (File No. 2-99584) of our report dated February 3, 1999 on our audit of the financial statements and financial highlights of the Fund, which report is included in the Fund's Annual Report for the year ended December 31, 1998 which is incorporated by reference in the Post-Effective Amendment to the Registration Statement. We also consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information and to the incorporation by reference of our report in the Statement of Additional Information.


PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
April 23, 1999